COPY
POWER OF ATTORNEY
 Know all by these presents, that the undersigned hereby constitutes and appoints each of, Raymond P. Bussiere, and Nancy A. Nelson each of them individually, the undersigned's true and lawful attorney-in-fact to:
1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the
 Securities Exchange Act of 1934 or any rule or regulation of the SEC;
2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Interactive Brokers Group, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;
3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
4) take any other action or any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or r evocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneysin-fact, in serving in such capacity at the request of the undersigned, are not a ssuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
 IN WITNESS THEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4 day of April, 2008.

/s/ Earl H. Nemser (L..S)
Earl H. Nemser

In the Presence of :
/s/ Pamela Berry
Pamela Berry

STATE OF CONNECTICUT )
                               ) ss COUNTY OF FAIRFIELD )




On the 4day of April1 in the year 2008, before me, the undersigned, personally appeared Earl Nemser , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Douglas A. Modnia
Notary Public, State of Connecticut
My Commission Expires June 30, 2008